UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: July 6, 2010

(Date of earliest event reported)

Forbes Energy Services Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	333-150853-04	98-0581100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 South Business Highway 281 Alice, Texas	78332
(Address of Principal Executive Offices)	(Zip Code)

(361) 664-0549

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Information

On July 6, 2010, Forbes Energy Services Ltd., together with its subsidiaries, the Company, issued a press release announcing that it is commencing a consent solicitation with respect to the 11% Senior Secured Notes due 2015, or the Notes, issued by two of its subsidiaries, Forbes Energy Services LLC and Forbes Energy Capital Inc, or the Issuers. The Company is seeking to amend the indenture governing the Notes in order to permit the Company to issue up to $20 million in aggregate principal amount of additional notes under the indenture. The Company is also seeking to remove from the definition of change of control a transaction that results in a person owning more voting stock than the Company’s three founders in the aggregate. The percent of the Company’s voting stock owned by the three founders has decreased as the Company has issued more equity securities. Following the amendment, the definition of change of control would continue to include a transaction that results in a person owning more than 35% of the Company’s voting stock.

Upon the terms and subject to the conditions set forth in the Consent Solicitation Statement dated July 6, 2010 and the related Letter of Consent, the Company will pay a consent payment in the amount of $7.50 per $1,000 principal amount of Notes for valid consents received from holders of record of Notes on or prior to the end of the solicitation period, which will expire on the earlier of (i) the date following receipt of the requisite consents on which the supplemental Indenture related to the solicitation becomes effective, or (ii) 4:30 p.m., New York City time, on Tuesday, July 20, 2010, unless further extended by the Company. If the proposed amendments are approved and a supplemental indenture entered into by the Company, the supplemental indenture would bind all holders of the Notes, including those that did not give their consent, but non-consenting holders would not receive the consent fee.

The payment of the fee in connection with the consent solicitation is subject to the satisfaction of certain conditions, including the Company’s receipt of consents representing a majority of the holders of Notes from whom consent is sought and execution and delivery of the supplemental indenture related to the solicitation, as well as other customary conditions.

In order to permit the issuance of $20 million in additional Notes under the Second Priority Indenture, the Company has entered into a supplemental indenture, or the First Priority Supplemental Indenture, to the indenture governing the First Priority Floating Rate Notes due 2014 of the Issuers with the trustee under such indenture. The First Priority Supplemental Indenture contains amendments similar to those proposed by the consent solicitation, provided, however, that these amendments only become operative upon the satisfaction of certain conditions, including the Fourth Supplemental Indenture being executed and becoming effective. Further, the authorization in the First Supplemental Indenture to issue $20 million in additional Notes expires in July 2011.

A copy of this press release has been posted to the Company’s website at www.forbesenergyservices.com and a copy is also set forth in Exhibit 99.1. The press release is incorporated by reference herein and the foregoing description of the press release is qualified in its entirety by reference to the attached exhibit.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Press Release dated July 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Forbes Energy Services Ltd.

Date: July 7, 2010	By:	/S/ L. MELVIN COOPER
L. Melvin Cooper
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated July 6, 2010